UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2010

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2010, Cliffs Natural Resources Inc. (the "Company") filed a Second Amended Articles of Incorporation (the "Second Amendment") with the Secretary of State of the State of Ohio ("SOS Ohio"). The Second Amendment was filed with the SOS Ohio to consolidate all amendments previously on file inclusive of the Amended Articles of Incorporation (filed January 20, 2004) through Amendment No. 5 of the Articles of Incorporation (filed on July 31, 2009). The Company’s Board of Directors approved the Second Amendment on July 13, 2010.

Attached hereto as Exhibit 3(a) of Item 9.01, is the text of the Second Amendment incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

Cliffs Natural Resources Inc. published an news release July 13, 2010 as follows:

Cliffs Natural Resources Declares Quarterly Cash Dividend
on Common Shares

CLEVELAND – July 13, 2010 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today announced that its Board of Directors declared a quarterly cash dividend on the Company’s common shares of $0.14 per share. The cash dividend will be payable on Sept. 1, 2010, to shareholders of record as of the close of business on Aug. 13, 2010. This dividend rate is the same amount declared in the prior quarter when Cliffs increased its quarterly payout to $0.14 per share, up from $0.0875 per share.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html
ABOUT CLIFFS NATURAL RESOURCES INC.

Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, we are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Canada and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin American business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Other projects under development include a biomass fuel production plant in Michigan and Ring of Fire chromite properties in Ontario, Canada. Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world's largest and fastest growing steel markets.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1.

SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Jessica Moran
Sr. Investor Relations Analyst
(216) 694-6532
jessica.moran@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number- Description of Exhibits

3(a) Second Amended Articles of Incorporation of Cliffs Natural Resources Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

July 15, 2010	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

3.(a)	Second Amended Articles of Incorporation of Cliffs Natural Resources Inc.